Exhibit 2.1
PLAN OF CONVERSION
OF
COINBASE GLOBAL, INC.

This Plan of Conversion (this “Plan of Conversion”) is adopted as of December 15, 2025 to convert Coinbase Global, Inc., a Delaware corporation (the “Delaware Corporation”), to a Texas corporation to be known as “Coinbase Global, Inc.” (the “Texas Corporation”).
1.Converting Entity. The Delaware Corporation is a corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”).
2.Converted Entity. The Texas Corporation shall be a corporation organized under the Texas Business Organizations Code (the “TBOC”). The name of the Texas Corporation shall be Coinbase Global, Inc.
3. The Conversion. The Delaware Corporation shall be converted to the Texas Corporation (the “Conversion”) pursuant to Title 1, Chapter 10, Subchapter C of the TBOC and Section 266 of the DGCL.
4.Filing of Conversion Documents; Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Section 9 hereof, if this Plan of Conversion shall not have been terminated prior thereto as provided in Section 12 hereof, the Delaware Corporation shall cause (i) a certificate of conversion in the form required by the TBOC (the “Texas Certificate of Conversion”) and executed in accordance with the relevant provisions of the TBOC to be filed with the Secretary of State of the State of Texas, (ii) a certificate of formation in the form attached hereto as Exhibit A (the “Certificate of Formation” to be executed and filed with the Secretary of State of the State of Texas, and (iii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Delaware Certificate of Conversion”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such section, and otherwise make all other filings or recordings as required by the TBOC or DGCL in connection with the Conversion. The Conversion shall become effective at the time specified in the Texas Certificate of Conversion and the Delaware Certificate of Conversion as the effective time of the Conversion (the “Effective Time”). The Conversion will have the effects set forth in the TBOC and, to the extent necessary, the DGCL, including without limitation the effects set forth in this Plan of Conversion. The Texas Corporation will be responsible for the payment of all of the Delaware Corporation’s fees and franchise taxes and will be responsible for all of its debts and liabilities.
5. Certificate of Formation and Bylaws. At the Effective Time, the Certificate of Formation and Bylaws of the Texas Corporation, in the form attached hereto as Exhibit B, shall govern the Texas Corporation until amended in accordance with their respective terms and applicable law.
6.  Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or the Texas Corporation, or their respective stockholders, (i) the members of the Board of Directors of the Delaware Corporation (the “Delaware Board”) as of immediately prior to the Effective Time shall continue as, and shall constitute, all of the members of the board of directors of the Texas Corporation (the “Texas Board”), with each director to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal; (ii) the chair of the Delaware Board and the lead independent director of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the chair of the Texas Board and the lead independent director of the Texas Board, respectively, each to serve at the pleasure of the Texas Board; (iii) each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, constituted as a committee of the Texas Board on the same terms and with the same powers and authority as the applicable committee of the Delaware Board as of immediately prior to the Effective Time, and the members of each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the members of each such committee of the Texas Board, each to serve at the pleasure of the Texas Board; and (iv) the officers of the Delaware Corporation as of immediately prior to the Effective Time shall continue as, and shall constitute, all of the officers of the Texas Corporation (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), with each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal.
7. Effect on Capital Stock of the Delaware Corporation. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation, the Texas Corporation, the stockholders thereof or any other person, (i) each share of Class A common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) share of Class A common stock, par value $0.00001 per share, of the Texas Corporation; and (ii) each share of Class B common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be automatically converted into one (1) share of Class B common stock, par value $0.00001 per share, of the Texas Corporation. At and after the Effective Time: (x) all of the outstanding certificates that immediately prior to the Effective Time represented issued and outstanding shares of Class A common stock or Class B common stock of the Delaware Corporation shall be deemed for all purposes to evidence ownership of and to represent shares of Class A common stock or Class B common stock, as applicable, of the Texas Corporation and shall be so registered on the books and records of the Texas Corporation and its transfer agent; and (y) all of the issued and outstanding shares of Class A common stock and Class B common stock of the Delaware Corporation that are in uncertificated book-entry form shall automatically become the number and class or series of shares of the Texas Corporation into which such shares of the Delaware Corporation have been converted as herein provided in accordance with the customary procedures of the Delaware Corporation’s transfer agent. Any shares of Class A common stock or Class B common stock of the Texas Corporation may be issued as uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer.
8.Other Effects of the Conversion.
(a)At the Effective Time, any warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award, or other right to acquire, or any instrument to convert into or exchange for, or that is based on the value of, the Class A common stock or Class B common stock or other equity securities of the Delaware Corporation (including, but not limited to, any convertible notes, including the Delaware Corporation’s convertible senior notes due 2026, the Delaware Corporation’s convertible senior notes due 2029, the Delaware Corporation’s convertible senior notes due 2030 and the Delaware Corporation’s convertible senior notes due 2032), whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Convertible Security”)), shall from and after the Effective Time, constitute a warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award or other right to acquire, or any instrument to convert into or exchange for, or that is based on the value of, the same amount of Class A common stock or Class B common stock or other equity securities of the Texas Corporation, respectively, and, if applicable, with the same exercise, purchase or conversion price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable Convertible Security as in effect immediately prior to the Effective Time.
(b)At the Effective Time, automatically by virtue of the Conversion and without any further action by the Delaware Corporation, the Texas Corporation or any other person, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement, or other similar plan or agreement to which the Delaware Corporation is a party, or otherwise maintains, sponsors or contributes (including both cash and equity incentive plans), shall continue to be a plan or agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation and the Delaware Board (or any committee thereof) thereunder shall mean the Texas Corporation and its board of directors (or any committee thereof) on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of the Class A common stock or Class B common stock or other equity securities of the Delaware Corporation, as of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, such plan or agreement shall be deemed to provide for the issuance, or be based on the value, of the Class A common stock or Class B common stock or other equity securities of the Texas Corporation, respectively. Pursuant to the terms of the Company’s Amended and Restated 2013 Stock Plan, the Company’s 2019 Equity Incentive Plan, the Company’s 2021 Equity Incentive Plan, the Company’s 2021 Employee Stock Purchase Plan, and the Bison Trails Co. 2018 Stock Plan (together, the “Delaware Plans”) and the authority of Delaware Board to administer the Delaware Plans, the shares of Class A common Stock or Class B common stock of the Delaware Corporation subject to each Delaware Plan and all outstanding awards thereunder shall be adjusted pursuant to the terms of such Delaware Plan in the manner described above.
(c)At the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Delaware Corporation is a party shall continue to be an agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation thereunder shall, on and after the Effective Time, mean the Texas Corporation.
(d)The Conversion shall not (i) extinguish the standing of any person or entity who is a plaintiff in any derivative action or suit brought on behalf of the Delaware Corporation (including any appeal therefrom) that is pending at the Effective Time or (ii) extinguish or adversely affect the standing or ability of any person or entity to initiate a derivative action or suit on behalf of the Delaware Corporation regarding acts, omissions or transactions occurring prior to the Effective Time if such person or entity was a stockholder or beneficial owner of the Delaware Corporation at the time of such act, omission or transaction; provided that, in each case, such person or entity shall maintain his or her status as a stockholder or beneficial owner of the Texas Corporation through the pendency of any such derivative action or suit (any such a person or entity, a “Plaintiff,” and any such derivative action or suit, a “Derivative Action”). Following the Effective Time, the Texas Corporation shall not assert that the Conversion, or the application of the laws of the State of Texas to the Texas Corporation, extinguished or adversely affected the standing or ability (as applicable) of any Plaintiff to initiate or maintain any Derivative Action.
9.Conditions Precedent. Completion of the Conversion is subject to the following conditions:

(a)the resolution of the Delaware Board approving the Conversion and the Plan of Conversion pursuant to and in accordance with applicable law;
(b)this Plan of Conversion shall have been adopted and approved by the affirmative vote or consent of a majority of the aggregate voting power of the shares of the Class A common stock and Class B common stock of the Delaware Corporation outstanding and entitled to vote thereon, voting together as a single class; and
(c)any regulatory or contractual approvals that the Delaware Board or any duly authorized committee thereof (in its sole discretion) determines to obtain shall have been so obtained and be in full force and effect.
All of the foregoing conditions are non-waivable, except that the condition set forth in Section 9(c) may be waived by the Delaware Board or any duly authorized committee thereof, and any determination by the Delaware Board of Directors or any duly authorized committee thereof prior to the Effective Time concerning the satisfaction or waiver of any condition set forth in this Section 9 shall be final and conclusive to the fullest extent permitted by applicable law. The filing of the Texas Certificate of Conversion with the Texas Secretary of State, and the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State, shall be evidence that all conditions to the Conversion have been met or validly waived.
10.Effect of Conversion. From and after the Effective Time, the Conversion shall, for all purposes of the laws of the State of Delaware, have the effects set forth in Section 266 of the DGCL and shall, for all purposes of the laws of the State of Texas, have the effects set forth in Title 1, Chapter 10, Subchapter C Section 10.106 of the TBOC.
11.Record of Conversion. Prior to the Conversion (unless this Plan of Conversion shall have been terminated as provided in Section 12 hereof), a copy of this Plan of Conversion will be kept at the principal place of business of the Delaware Corporation and, upon the written request of any stockholder of the Delaware Corporation to the Secretary of the Delaware Corporation, a copy of this Plan of Conversion shall be promptly delivered to such stockholder. From and after the Effective Time, a copy of this Plan of Conversion will continue to be kept at the principal place of business of the Texas Corporation and, upon the written request of any stockholder of the Texas Corporation to the Secretary of the Texas Corporation, a copy of this Plan of Conversion shall promptly be delivered to such stockholder.
12.Termination; Abandonment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite stockholders of the Delaware Corporation as described above, this Plan of Conversion may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred if, in the opinion of the Delaware Board, such action would be in the best interests of the Delaware Corporation and its stockholders. In the event of termination of this Plan of Conversion, this Plan of Conversion shall become void and of no effect.
13.Foreign Qualifications of the Texas Corporation. For the purpose of authorizing the Texas Corporation to do business in any state, territory, or dependency of the United States, including, but not limited to, Delaware, or of any foreign country in which it is necessary or expedient for the Texas Corporation to transact business, the officers of the Texas Corporation are hereby authorized and empowered to appoint and substitute all necessary agents or attorneys for service of process, to designate and to prepare, execute, and file, for and on behalf of the Texas Corporation, all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, dependency, or country to authorize the Texas Corporation to transact business therein, and whenever it is expedient for the Texas Corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the Texas Corporation to do business in any such state, territory, dependency, or country, and all actions taken by the officers of the Texas Corporation prior to the Effective Time in furtherance of this Section 13 shall be, and each of them hereby is, approved, ratified and confirmed in all respects as the proper acts and deeds of the Texas Corporation.
14.Plan of Reorganization. It is intended that the Conversion qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provision of state or local law). This Plan of Conversion shall constitute, and is adopted as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.
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This Plan of Conversion has been adopted by the Board of Directors as of the date set forth above.

Coinbase Global, Inc.

By:	/s/ Paul Grewal
	Name:	Paul Grewal
	Its:	Chief Legal Officer & Secretary

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